Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 RESULTS

NEW YORK–(BUSINESS WIRE)–March 2, 2015–Newcastle Investment Corp. (NYSE: NCT; “Newcastle”, the “Company”) today reported the following information for the quarter and full year ended December 31, 2014.

FOURTH QUARTER FINANCIAL HIGHLIGHTS

•	Core Earnings of $8 million, or $0.12 per WA basic share

•	Adjusted Funds from Operations (“AFFO”) of $11 million, or $0.17 per WA basic share

•	GAAP Loss of $10 million, or $0.16 per WA basic share

•	Depreciation and amortization of $21 million, or $0.32 per WA basic share*

FULL YEAR 2014 FINANCIAL HIGHLIGHTS

•	Core Earnings of $100 million, or $1.63 per WA basic share

•	AFFO of $155 million, or $2.52 per WA basic share

•	GAAP Income of $28 million, or $0.45 per WA basic share

•	Depreciation and amortization of $127 million, or $2.07 per WA basic share*

FOURTH QUARTER & FULL YEAR BUSINESS HIGHLIGHTS

•	Completed the spin-off of New Media Investment Group (NYSE: NEWM; “New Media”) on February 13, 2014. New Media is the largest publisher of locally based print and online media in the U.S. Since its spin-off, the stock price has increased over 100% (based on the fair market value per share of the distribution of New Media, which was $12.30, and the closing price of $24.70 on February 27, 2015). Since inception, New Media has declared total dividends of $0.84 per share.

•	Completed the spin-off of New Senior Investment Group (NYSE: SNR; “New Senior”) on November 6, 2014. Since Newcastle made its first senior housing investment in July 2012, New Senior has become a top 10 senior housing REIT (based on the 2013 ASHA 50 Report). As of December 31, New Senior owned 100 properties throughout the U.S. totaling $1.8 billion of assets.

•	Legacy Real Estate Debt - Newcastle recovered $305 million of capital from its Legacy Real Estate Debt portfolio in 2014. At year end, Newcastle owned a portfolio with a face amount of $1.1 billion ($672 million of non-agency assets and $391 million of agency securities).

•	Legacy Real Estate Debt Sales - In the fourth quarter, Newcastle sold $54 million of non-agency assets generating a gain of $6 million. For the year, Newcastle sold $437 million of non-agency assets, generating total gains of $54 million.

•	Cash Dividends - In December, Newcastle declared a fourth quarter common cash dividend of $0.12 per share, or $8 million. Total cash distributions to common stockholders in 2014 were $1.92 per share, or $118 million.

All per share data and share amounts included in this release have been adjusted for the reverse stock splits during 2014.

	4Q 2014	Full Year 2014
Summary Operating Results:
GAAP Income/(Loss)	($10) million*	$28 million*
GAAP Income/(Loss) per WA Basic Share	($0.16)	$0.45
Non-GAAP Results:
Core Earnings**	$8 million	$100 million
Core Earnings per WA Basic Share**	$0.12	$1.63

Adjusted Funds From Operations (AFFO)**	$11 million	$155 million
AFFO per WA Basic Share**	$0.17	$2.52

WA: Weighted Average

*4Q 2014 GAAP Income includes total depreciation and amortization charges of $19 million (including $11 million from New Senior), $1 million of amortization of favorable or unfavorable leasehold intangibles, recorded and $1 million of accretion on golf membership deposit liability. Full Year 2014 GAAP Income includes total depreciation and amortization charges of $117 million (including $9 million from New Media and New Senior), $5 million of amortization of favorable or unfavorable leasehold intangibles, and $6 million of accretion on golf membership deposit liability. The depreciation and amortization from New Senior and New Media were recorded to income (loss) from discontinued operations. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf under GAAP during 2014.

**For a reconciliation of GAAP Income to Core Earnings and AFFO, please refer to the Reconciliation of Core Earnings and AFFO below.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Monday, March 2, 2015 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Fourth Quarter and Full Year 2014 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, March 16, 2015 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “86182948.”

Investment Portfolio

The following table summarizes Newcastle’s consolidated investment portfolio at December 31, 2014 (dollars in millions):

	Outstanding Face Amount	Amortized Cost Basis (1)	Percentage of Total Amortized Cost Basis	Carrying Value	Number of Investments	Credit (2)	Weighted Average Life (years) (3)
Debt Investments
Commercial Assets
CMBS	$214	$143	12.5%	179	32	B	2.6
Mezzanine Loans	132	104	9.0%	104	7	88%	1.2
B-Notes	22	19	1.6%	19	1	123%	4.0
Whole Loans	1	1	0.1%	1	1	12%	0.2
CDO Securities (4)	14	—	—	8	2	CCC-	11.5
Other Investments (5)	26	26	2.2%	26	1	—	—

Total Commercial Assets	409	293	25.4%	337			2.5

Residential Assets
Residential Loans	4	4	0.3%	4	6	726	1.2
Non-Agency RMBS	67	25	2.2%	45	28	CCC	7.7
Real Estate ABS	8	—	—%	—	1	C	—

	79	29	2.5%	49			6.6
FNMA/FHLMC	391	403	34.8%	408	9	AAA	5.6

Total Residential Assets	470	432	37.3%	457			5.8

Corporate Assets
Corporate Bank Loans	175	108	9.3%	108	5	D	1.7

Total Corporate Assets	175	108	9.3%	108			1.7

Total Debt Investments	1,054	833	72.0%	902			3.9

Other Investments
Golf Investment (6)	359	324	28.0%	324

Total Portfolio / Weighted Average	$1,413	$1,157	100.0%	1,226

WA- Weighted average, in all tables.

(1)	Net of impairment.
(2)	Credit represents the weighted average of minimum ratings for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
(3)	Weighted average life is based on the timing of expected principal reduction on the asset.
(4)	Represents non-consolidated CDO securities, excluding eight securities with zero value, which had an aggregate face amount of $113.3 million.
(5)	Represents an equity investment in a real estate owned property.
(6)	Face amount of the golf investment represents the gross carrying amount, including intangibles, and excludes accumulated depreciation and amortization. Basis amount of the golf investments represents carrying value including intangibles.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Interest income	$23,738	$42,072	$127,627	$213,712
Interest expense	19,113	18,696	80,022	78,601

Net interest income (expense)	4,625	23,376	47,605	135,111

Impairment/(Reversal)
Valuation allowance (reversal) on loans	(1,176)	(12,745)	(2,419)	(25,035)
Other-than-temporary impairment on securities	—	—	—	5,222
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of the reversal of other comprehensive loss into net income (loss)	—	—	—	44

Total impairment (reversal)	(1,176)	(12,745)	(2,419)	(19,769)

Net interest income (expense) after impairment/reversal	5,801	36,121	50,024	154,880
Operating Revenues
Golf course operations	38,747	—	179,445	—
Sales of food and beverages - golf	16,221	—	68,554	—
Other golf revenue	9,706	—	43,538	—

Total operating revenues	64,674	—	291,537	—

Other Income
Gain on settlement of investments, net	992	10,917	50,734	17,369
Gain (loss) on extinguishment of debt	—	—	(3,410)	4,565
Other income, net	3,337	3,849	27,138	13,356

Total other income	4,329	14,766	74,462	35,290

Expenses
Loan and security servicing expense	(225)	893	1,199	3,857
Operating expenses - golf	59,228	—	254,104	—
Cost of sales - golf	7,088	—	30,271	—
General and administrative expense	2,690	4,671	14,652	17,458
Management fee to affiliate	4,685	6,206	21,039	28,057
Depreciation and amortization	7,583	2	26,967	4

Total expenses	81,049	11,772	348,232	49,376

Income from continuing operations before income tax	(6,245)	39,115	67,791	140,794
Income tax expense	64	—	208	—

Income from continuing operations	(6,309)	39,115	67,583	140,794
Income (loss) from discontinued operations, net of tax	(2,762)	(10,180)	(35,189)	11,547

Net Income	(9,071)	28,935	32,394	152,341
Preferred dividends	(1,395)	(1,395)	(5,580)	(5,580)
Net loss attributable to noncontrolling interests	141	(928)	852	(928)

Income Applicable to Common Stockholders	$(10,325)	$26,612	$27,666	$145,833

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Income Applicable to Common Stock, per share (1)
Basic	$(0.16)	$0.50	$0.45	$3.16

Diluted	$(0.16)	$0.49	$0.44	$3.09

Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interests (1)
Basic	$(0.12)	$0.69	$1.02	$2.91

Diluted	$(0.12)	$0.68	$1.00	$2.84

Income (loss) from discontinued operations per share of common stock (1)
Basic	$(0.04)	$(0.19)	$(0.57)	$0.25

Diluted	$(0.04)	$(0.19)	$(0.57)	$0.24

Weighted Average Number of Shares of Common Stock Outstanding (1)
Basic	66,404,248	53,114,469	61,500,913	46,146,882

Diluted	66,404,248	54,266,893	63,131,227	47,218,274

(1)	All per share amounts and shares outstanding for all periods reflect the 3-for-1 reverse stock split, which was effective after the close of trading on August 18, 2014 and the 2-for-1 reverse stock split, which was effective after the close of trading on October 22, 2014.

Unaudited Consolidated Balance Sheet

($ in thousands, except per share data)

	December 31, 2014	December 31, 2013
Assets
Real estate securities, available-for-sale	$231,754	$432,993
Real estate securities, pledged as collateral	407,689	551,270
Real estate related and other loans, held-for-sale, net	230,200	437,530
Residential mortgage loans, held-for-investment, net	—	255,450
Residential mortgage loans, held-for-sale, net	3,854	2,185
Subprime mortgage loans subject to call option	406,217	406,217
Investments in senior housing real estate, net of accumulated depreciation	—	—
Investments in other real estate, net of accumulated depreciation	239,283	250,208
Intangibles, net of accumulated amortization	84,686	95,548
Other investments	26,788	25,468
Cash and cash equivalents	73,727	42,721
Restricted cash	15,714	5,856
Receivables and other assets	35,574	84,166
Assets of discontinued operations	6,803	2,248,023

Total Assets	$1,762,289	$4,837,635

Liabilities and Equity
Liabilities
CDO bonds payable	$227,673	$544,525
Other bonds and notes payable	27,069	230,279
Repurchase agreements	441,176	556,347
Mortgage notes payable	—	—
Credit facilities and obligations under capital leases, golf	161,857	152,498
Financing of subprime mortgage loans subject to call option	406,217	406,217
Junior subordinated notes payable	51,231	51,237
Dividends payable	8,901	36,075
Accounts payable, accrued expenses and other liabilities	179,390	199,939
Liabilities of discontinued operations	447	1,434,394

Total Liabilities	$1,503,961	$3,611,511

Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2014 and 2013	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 66,424,508 and 58,575,582 shares issued and outstanding at December 31, 2014 and 2013, respectively	664	586
Additional paid-in capital	3,172,060	2,973,715
Accumulated deficit	(3,041,880)	(1,947,913)
Accumulated other comprehensive income	65,865	76,874

Total Newcastle Stockholders’ Equity	258,292	1,164,845
Noncontrolling interests	36	61,279

Total Equity	$258,328	$1,226,124

Total Liabilities and Equity	$1,762,289	$4,837,635

Reconciliation of Core Earnings

($ in thousands)

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Income available for common stockholders	$(10,325)	$27,666
Add (Deduct):
Impairment (reversal)	(1,176)	(2,419)
Other (income) loss(A)	(3,995)	(70,588)
Impairment (reversal), other (income) loss, depreciation and amortization and other adjustments from discontinued operations	12,238	104,226
Depreciation and amortization(B)	10,168	37,629
Acquisition and spin-off related expenses	967	2,560
Restructuring expenses	361	919

Core earnings	$8,238	$99,993

(A)	Net of $1.1 million and $1.9 million of deal expenses relating to the sale of the residential loan portfolio and the sale of the manufactured housing portfolio, respectively, during the year ended December 31, 2014. None applicable during the three months ended December 31, 2014. These deal expenses were recorded to general and administrative expense under GAAP during 2014.

(B)	Includes accretion of membership deposit liability of $1.3 million and $5.7 million, for the three months and year-ended December 31, 2014, respectively, and $1.3 million and $5.0 million of amortization of favorable and unfavorable leasehold intangibles for the three months and year-ended December 31, 2014, respectively. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf under GAAP during 2014.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its golf investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above. It also excludes depreciation and amortization charges, including the accretion of the membership deposit liability and the impact of the application of acquisition accounting, acquisition and spin-off related expenses and restructuring expenses. Core earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of Newcastle’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges and restructuring expenses are not indicative of operating performance and that acquisition and spin-off related expenses are not part of Newcastle’s core operations. Management believes that the exclusion from core earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of Newcastle’s activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to Newcastle’s shareholders. Newcastle changed its definition of “Core Earnings” to exclude acquisition and spin-off related expenses in the third quarter of 2013. The calculation of “Core Earnings” has been retroactively adjusted for all periods presented.

Core earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of Newcastle’s operating performance or as an alternative to cash flow as a measure of Newcastle’s liquidity and is not necessarily indicative of cash available to fund cash needs. For a further description of the differences between cash flow provided by operations and net income, see “– Liquidity and Capital Resource” below. Newcastle’s calculation of core earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

Reconciliation of Adjusted Funds from Operations (“AFFO”)

($ in thousands)

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Income available for common stockholders	$(10,325)	$27,666
Add:

Depreciation and amortization (A)	21,345	127,544

Adjusted Funds from Operations (“AFFO”)	$11,020	$155,210

(A)	Depreciation and amortization charges for the three months ended December 31, 2014 includes total depreciation and amortization of $18.8 million (including $11.2 million from New Senior), $1.3 million of amortization of favorable or unfavorable leasehold intangibles, recorded and $1.3 million of accretion on golf membership deposit liability. Year Ended December 31, 2014 includes total depreciation and amortization of $116.9 million (including $89.9 million from New Media and New Senior), $5.0 million of amortization of favorable or unfavorable leasehold intangibles, and $5.7 million of accretion on golf membership deposit liability. The depreciation and amortization from New Senior and New Media were recorded to income (loss) from discontinued operations. The accretion of membership deposit liability was recorded to interest expense and the amortization of favorable and unfavorable leasehold intangibles was recorded to operating expenses - golf under GAAP during 2014.

ADJUSTED FUNDS FROM OPERATIONS

The Company defines Adjusted Funds from Operations (“AFFO”) as net income available for common stockholders plus depreciation and amortization, including accretion of membership deposit liability and amortization of favorable and unfavorable leasehold intangibles. The Company believes AFFO provides useful information to investors regarding the performance of the Company, because it provides a measure of operating performance without regard to depreciation and amortization, which reduce the value of real estate assets over time even though actual real estate values may fluctuate with market conditions, accretion of membership deposit liability and amortization of favorable and unfavorable leasehold intangibles. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income (loss) as an indicator of Newcastle’s operating performance or as an alternative to cash flow as a measure of Newcastle’s liquidity, and it is not necessarily indicative of cash available to fund cash needs. Newcastle’s calculation of AFFO may be different from the calculation used by other companies and, therefore, comparability may be limited. The Company’s definition of AFFO differs from the definition of FFO established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization and the portion of such items related to unconsolidated affiliates.

ABOUT NEWCASTLE

Newcastle focuses on investing in, and actively managing, real estate related assets. Newcastle conducts its operations to qualify as a REIT for federal income tax purposes. Newcastle is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond Newcastle’s control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.